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                                                                    EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of James Cable Partners, L.P. and James Cable Finance Corp. on Form S-4 of our reports dated July 3, 1997, appearing in the Prospectus, which is part of this Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


Deloitte & Touche LLP

Deloitte & Touche LLP
Detroit, Michigan
September 8, 1997